Exhibit 10.3
                                                                    ------------

                       NETWORK-1 SECURITY SOLUTIONS, INC.
                           445 PARK AVENUE, SUITE 1028
                              NEW YORK, N.Y. 10022


                                                              December 22, 2003
Corey M. Horowitz
c/o CMH Capital Management Corp.
445 Park Avenue, Suite 1028
New York, N.Y. 10022

Dear Corey:

     On behalf of Network-1 Security Solutions, Inc. ("Network-1"), this offer letter will confirm our mutual understanding concerning your agreeing to become Chief Executive Officer and Chairman of Network-1 as of the date hereof, subject to the terms and provisions set forth herein. You will also continue to serve as Chairman of Network-1's Board of Directors. The following is a summary of the material terms of your employment.



1. Title. Effective upon the date hereof, you will become Chief Executive Officer and Chairman of Network-1 and will receive the base salary set forth in paragraph 2 hereof. As a result of your assuming these positions on the date hereof, Network-1's consulting arrangement with CMH will cease to exist as of the date hereof.

2. Compensation. Your base salary will be $210,000 (equal to the annual consulting fees previously paid to CMH Capital Management Corp. ("CMH")).

3. Benefits. You shall be entitled to participate in group health, dental, life insurance benefits, and Network-1's retirement plan benefits made available to executive officers and other employees. You will be entitled to four (4) weeks vacation per year.

4. Options. (a) Upon the execution of this offer letter, you are hereby granted five (5) year options to purchase an aggregate of 1.6 million shares of common stock of Network-1 (the "Options"), under the Company's Stock Option Plan, as follows: (i) an incentive stock option to purchase an aggregate of 1,084,782 shares of Common Stock, at an exercise price of $.23 per share, of which 434,782 shares shall vest on the date hereof, 250,000 shares shall vest on December 22, 2004, and 200,000 shares shall vest on each of December 22, 2005 and December 22, 2006 and (ii) a non-qualified stock option to purchase an aggregate of 515,218 shares of Common Stock, at an exercise price of $.13 per share, which shall vest in full on the date hereof.

The form of incentive stock option and non-qualified stock option are attached as Exhibits A and B hereto. After the issuance of the Options, the ownership interest of you and CMH in Network-1 represented by currently owned stock options (including the Options) and warrants as of the date hereof will be equal to 15.6% on a fully diluted basis (assuming the exercise and conversion of all outstanding options, warrants and convertible securities) (the "Derivative Ownership Percentage"), as set forth on Exhibit C hereto.

          (b) At anytime during the period ended December 31, 2005, in the event that Network-1 completes a financing (either a single transaction or series of transactions) consisting of the issuance of common stock or any other securities convertible or exercisable into common stock, you shall receive from Network-1 such number of additional options to purchase Common Stock up to a maximum of 600,000 shares (subject to adjustment in the event of a stock split, reorganization, etc.) so that you maintain your Derivative Ownership Percentage.

5. Employee-At-Will. This offer letter does not constitute an employment agreement and your relationship with Network-1 shall be one of an employee-at-will until such time (if at all) a mutually acceptable employment agreement is executed by you and Network-1.

6. Confidentiality Agreement. You agree to execute Network-1's standard confidentiality agreement that is required to be executed by all of our employees.

            If this letter correctly confirms our understanding, kindly execute below.

                                      Sincerely,



                                      s/Edward James
                                      -----------------------------------------
                                      Edward James
                                      Interim Chief Executive Officer and Chief
                                      Financial Officer
                                      Network-1 Security Solutions, Inc.

      Agreed and Accepted:


      s/Corey M. Horowitz
      -----------------------------
      Corey M. Horowitz

                                    EXHIBIT A

                       NETWORK-1 SECURITY SOLUTIONS, INC.

                             INCENTIVE STOCK OPTION



                                            Date of Grant:  December 22, 2003


To:  Corey M. Horowitz
     1085 Park Avenue
     New York, New York  10128


     You are hereby granted an option (the "Option"), effective as of the date hereof, to purchase 1,084,782 shares of Common Stock, par value $.01 per share ("Common Stock"), of Network-1 Security Solutions, Inc. (the "Company") at an exercise price of $.23 per share (the "Exercise Price") pursuant to the Company's Stock Option Plan, as amended (the "Plan"). Your Exercise Price is intended to equal at least the fair market value of the Company's Common Stock as of the date hereof; provided, however, that if, at the time this Option is granted, you own stock possessing more than 10% of the total combined voting power of all shares of stock of the Company or any parent or subsidiary (an "Affiliate") of the Company (a "10% Shareholder"), your Exercise Price is intended to be at least 110% of the fair market value of the Company's Common Stock as of the date hereof.

     Your Option shall vest over a three (3) year period as follows: (i) 434,782 shares on the date hereof; (ii) 250,000 shares on the one year anniversary from the date hereof; (iii) 200,000 shares on the two year anniversary from the date hereof; and (iv) 200,000 shares on the three year anniversary from the date hereof.

     In the event of (i) a "change of control" (as hereinafter defined) of the Company occurs at any time prior to the Expiration Date (as hereinafter defined), your Option may, from and after such date, and notwithstanding the second paragraph of this Option, be exercised for up to 100% of the total number of shares then subject to the Option minus the number of shares previously purchased upon exercise of the Option (as adjusted for any changes in the outstanding Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Compensation Committee deems in its sole discretion to be similar circumstances).

     A "Change of Control" shall be deemed to have occurred upon the happening of any of the following events:(i) the shareholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or consummate the sale or disposition by the Company of all or substantially all of the Company's assets (other than to a subsidiary or subsidiaries) or (ii) any other event deemed to constitute a "Change of Control" by the Board of Directors of the Company.

     In lieu of paying the Exercise Price in cash and/or upon exercise of the Option, you may elect a "cashless exercise" in which event you will receive upon exercise a reduced number of shares equal to (i) the number of shares that would be issuable pursuant to this Option upon payment of the Exercise Price minus
(ii) the number of shares that have an aggregate Market Price (as defined below) equal to the Exercise Price.

     The shares subject to this Option shall be adjusted for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Compensation Committee deems in its sole discretion to be similar circumstances. No fractional shares shall be issued or delivered.

     This Option shall terminate and is not exercisable after the expiration of five years from the date of its grant (five years from the date of grant rather than ten years from the time of the grant, because you are a 10% Shareholder), except if terminated earlier as hereinafter provided (the "Expiration Date").

     You may exercise your option as set forth in Section 7 of the Plan.

     If the Company's Common Stock has not been registered under Section 12 of the Securities Exchange Act of 1934, the exercise of your Option will not be effective unless and until you execute and deliver to the Company a Stock Restriction Agreement, in the form on file in the office of the Secretary of the Company.

     Your Option will, to the extent not previously exercised by you, terminate one (1) year after the date on which your employment by the Company or Affiliate of the Company is terminated, whether such termination is voluntary or not, whether by reason of disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, or death. After the date your employment is terminated, as aforesaid, you may exercise this Option only for the number of shares which you had a right to purchase and did not purchase on the date your employment terminated. If you are employed by an Affiliate of the Company, your employment shall be deemed to have terminated on the date your employer ceases to be an Affiliate of the Company, unless you are on that date transferred to the Company or another Affiliate of the Company. Your employment shall not be deemed to have terminated if you are transferred from the Company to an Affiliate, or vice versa, or from one Affiliate to another Affiliate.

     If you die while employed by the Company or an Affiliate of the Company, your legatee(s), distributee(s), executor(s) or administrator(s), as the case may be, may, at any time within one (1) year after the date of your death, exercise the Option as to any shares which you had a right to purchase and did not purchase during your lifetime. If your employment with the Company, or an Affiliate is terminated by reason of your becoming disabled (within the meaning of Section 22(e)(3) of the Code and the regulations thereunder), you or your legal guardian or custodian may at any time within one (1) year after the date of such termination, exercise the Option as to any shares which you had a right to purchase and did not purchase prior to such termination. Your legatee, distributee, executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Company prior to being allowed to exercise this Option.

     This Option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of disability. Until the Option Price has been paid in full pursuant to due exercise of this Option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this Option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

     The following two paragraphs shall be applicable if, on the date of exercise of this Option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

     (a) You hereby agree, warrant and represent that you will acquire the Common Stock to be issued hereunder for your own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. You further agree that you will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. You shall execute such instruments, representations, acknowledgements and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law; (b) The certificates for Common Stock to be issued to you hereunder shall bear the following legend:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration."

     The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

     The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

     It is the intention of the Company and you that this option shall, if possible, be an "Incentive Stock Option" as that term is used in Section 422 of the Code and the regulations thereunder. In the event this Option is in any way inconsistent with the legal requirements of the Code or the regulations thereunder for an "Incentive Stock Option" this Option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment.

     This Option shall be subject to the terms of the Plan in effect on the date this Option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this Option and the terms of the Plan in effect on the date of this Option, the terms of the Plan shall govern. This Option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, modification or waiver of this Option, in whole or in part, shall be binding upon the Company unless in writing and signed by an appropriate officer of the Company. This Option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflict of law.

     Please sign the copy of this Option and return it to the Company, thereby indicating your understanding of and agreement with its terms and conditions.

                                      NETWORK-1 SECURITY SOLUTIONS, INC.



                                      By:
                                         ---------------------------------------
                                         Edward James
                                         Chief Financial Officer

     I hereby acknowledge receipt of a copy of the foregoing Stock Option for 1,084,782 shares at an Exercise Price of $.23 per share and the Network-1 Security Solutions, Inc. Stock Option Plan, and having read such documents, hereby signify my understanding of, and my agreement with, their terms and conditions.




--------------------------------                    ----------------------------
Corey M. Horowitz                                    (Date)  December 22, 2003

                                    EXHIBIT B
                                    ---------

                           NON-QUALIFIED STOCK OPTION


To:  Corey M. Horowitz
        1085 Park Avenue
        New York, New York  10128


Date of Grant:  December 22, 2003


     You are hereby granted an option (the "Option"), effective as of the date hereof, to purchase 515,218 shares of Common Stock, par value $.01 per share ("Common Stock"), of Network-1 Security Solutions, Inc. (the "Company") at an exercise price of $.13 per share (the "Option Price") pursuant to the Company's 1996 Option Plan, as amended (the "Plan"). Your Option shall terminate and is not exercisable after the expiration of five (5) years from the date of its grant (the "Expiration Date"). Your Option shall vest in its entirety on the date hereof.

     The shares subject to this Option shall be adjusted for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Compensation Committee deems in its sole discretion to be similar circumstances. No fractional shares shall be issued or delivered.

     In lieu of paying the Option Price in cash and/or upon exercise of the Option, you may elect a "cashless exercise" in which event you will receive upon exercise a reduced number of shares equal to (i) the number of shares that would be issuable pursuant to this Option upon payment of the Option Price minus (ii) the number of shares that have an aggregate Market Price (as defined below) equal to the Option price.

     You may exercise your Option as set forth in Section 7 of the Plan.

     If the Company's Common Stock has not been registered under Section 12 of the Securities Exchange Act of 1934, the exercise of your Option will not be effective unless and until you execute and deliver to the Company a Stock Restriction Agreement, in the form on file in the office of the Secretary of the Company.

     This Option is not transferable (except to a Permitted Transferee as provided in the Plan) otherwise than by will or the laws of descent and distribution. Until the Option price has been paid in full pursuant to due exercise of this Option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this Option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal state, local or securities exchange rule, regulation or law.

     For purposes of any computations made hereunder, "Market Price" per share of Common Stock on any date shall be: (i) if the Common Stock is listed or admitted for trading on any national securities exchange, the last reported sales price as reported on such national securities exchange; (ii) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported closing price for the Common Stock as reported on the Nasdaq Stock Market's National Market ("NNM") or Nasdaq Stock Market's Small Cap Market ("NSM") or a similar service if NNM or NSM are not reporting such information;
(iii) if the Common Stock is not listed or admitted for trading on any national securities exchange, NNM or NSM or a similar service, the average of the last reported bid and asked quotation for the Common Stock as quoted by a market maker in the Common Stock (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation shall be the "Market Price"); or (iv) if the Common Stock is not listed or admitted for trading on any national securities exchange or NNM or quoted by NSM and there is no market maker in the Common Stock, the fair market value of such shares as determined in good faith by the Board of Directors of the Company.

     This Option shall be subject to the terms of the Plan in effect on the date this Option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this Option and the terms of the Plan in effect on the date of this Option, the terms of the Plan shall govern. This Option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, modification or waiver of this Option, in whole or in part, shall be binding upon the Company unless in writing and signed by an appropriate officer of the Company. This Option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflict of law.

     Please sign the copy of this Option and return it to the Company, thereby indicating your understanding of and agreement with its terms and conditions.

                                      NETWORK-1 SECURITY SOLUTIONS, INC.



                                      By:
                                         ---------------------------------------
                                         Edward James
                                         Chief Financial Officer


     The undersigned hereby acknowledges receipt of a copy of the foregoing Stock Option and the Network-1 Security Solutions, Inc. 1996 Stock Option Plan, as amended, and having read such documents, hereby signify my understanding of, and my agreement with, their terms and conditions.



--------------------------------                    ----------------------------
Corey M. Horowitz                                    (Date)  December 22, 2003

                                    EXHIBIT C
                                    ---------

                           Capitalization of Network-1

Common Stock                                                           8,314,458

Preferred D Stock (as converted)                                         391,478

Preferred E Stock (as converted)                                       4,967,016

Warrants (issued in Preferred E financing)                               500,000

Warrants (issued in Preferred D financing)                             1,352,048

Other Warrants                                                           992,582

Options under Stock Option Plan (including New 1,600,000
CMH options)                                                           3,252,370

Total Fully Diluted                                                   19,769,952

CMH/Corey Horowitz Options/Warrants                                    3,132,241

Derivative Percentage                                                      15.8%